UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2022

TEXAS CAPITAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.
(Address of principal executive offices)
75201
(Zip Code)
Registrant’s telephone number, including area code: (214) 932-6600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCBI	Nasdaq Stock Market
5.75% Non-Cumulative Perpetual Preferred Stock Series B, par value $0.01 per share	TCBIO	Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
(a)On October 19, 2022, Texas Capital Bancshares, Inc. (the “Company”) issued a press release and made available presentation slides regarding its operating and financial results for its fiscal quarter ended September 30, 2022. A copy of the press release is attached hereto as Exhibit 99.1. A copy of the presentation is attached hereto as Exhibit 99.2.
The information in Item 2.02 of this report (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 18, 2022, the Board of Directors of the Company appointed John Cummings, age 62, to serve as Chief Administrative Officer of the Company with primary responsibility for the Company’s operations, among other matters.
Mr. Cummings joined Texas Capital Bank as Chief Administrative Officer in January 2022 with nearly 40 years of management and leadership experience in the financial services industry. Prior to joining Texas Capital Bank, he spent nine years at Citigroup Inc. serving most recently as head of its Wealth Advisory business. He previously served as Chief Operating Officer and Head of U.S. Investment Products for Citigroup Personal Wealth Management. Before Citigroup, Inc., Mr. Cummings was with Merrill Lynch & Co. for 27 years, where he began his career and advanced through assignments within Finance, Corporate Services, Sales and Head of Global Technology & Operations before serving as Chief Operating Officer of the Global Private Client business and Head of the Retirement, Trust Company, Clearing and Digital Investments businesses. Mr. Cummings has served on the Board of Directors of the Depository Trust Company, Level 8 and on the Advisory Board for Columbia University Master of Science in Technology Management program. He earned a Bachelor of Arts degree in economics from Fairfield University and is FINRA Series 7 and 24 certified.
Mr. Cummings will receive a base salary of $500,000 per year and will participate in the Company’s annual incentive compensation plan. He will be eligible for severance benefits under the Company’s Executive Change-in-Control Plan and will be provided customary health and insurance benefits under the Company’s health and welfare benefits programs.
There is no arrangement or understanding between Mr. Cummings and any other person pursuant to which Mr. Cummings was selected to serve as an executive officer of the Company. There are no family relationships between Mr. Cummings and any of our directors or executive officers. Other than his compensation while serving as the Chief Administrative Officer of Texas Capital Bank, which was the same as the compensation noted above for his service as Chief Administrative Officer of the Company, there have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Cummings or any member of his immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K.
Item 8.01.    Other Events.
As previously announced, the Company will host a conference call and live webcast on Thursday, October 20, 2022 at 10:00 a.m. EDT to review the Company’s financial results for the period ended September 30, 2022.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits
99.1    Press Release, dated October 19, 2022 announcing Texas Capital Bancshares, Inc.'s operating and financial results for its fiscal quarter ended September 30, 2022

99.2    Presentation dated October 19, 2022 discussing Texas Capital Bancshares, Inc.’s operating and financial results for its fiscal quarter ended September 30, 2022

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 19, 2022	TEXAS CAPITAL BANCSHARES, INC.
		By:	/s/ J. Matthew Scurlock
J. Matthew Scurlock Chief Financial Officer